Registration No. 333-

As filed with the Securities and Exchange Commission on October 18, 2023

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________________

The Procter & Gamble Company (Exact Name of Registrant as Specified in Its Charter)
Ohio (State or Other Jurisdiction of Incorporation or Organization)
31-0411980 (I.R.S. Employer Identification No.)
One Procter & Gamble Plaza, Cincinnati, Ohio 45202 (513) 983-1100 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

The Procter & Gamble Limited Share Investment Scheme

Susan Street Whaley, Chief Legal Officer and Secretary
The Procter & Gamble Company
One Procter & Gamble Plaza, Cincinnati, Ohio 45202
(513) 983-1100
(Name, address, including zip code, and telephone number,
Including area code, of agent for service)
________________________
Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer,  a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,”  “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

The Procter & Gamble Company

100,000 Shares
of
Common Stock
(without par value)
To Participants in the
Procter & Gamble Limited
Share Investment Scheme

All purchases of securities made pursuant to The Procter & Gamble Limited Share Investment Scheme (the “Plan”) may be made on any securities exchange on which common stock of The Procter & Gamble Company is traded, in the over-the-counter market, by negotiated transactions or by purchasing the beneficial interests in shares held by Plan participants wishing to sell their shares.  The Company has no control over the prices at which the agent purchases shares of The Procter & Gamble Company common stock pursuant to the Plan.  For detailed information regarding the terms and conditions of purchases made under the Plan, you should carefully read this prospectus and any supplement before you invest.  You should also read the “Incorporation of Certain Information by Reference” section of this prospectus for information on us and our financial statements.  The Procter & Gamble Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “PG”.

INVESTING IN OUR SECURITIES INVOLVES RISKS.  PLEASE SEE “RISK FACTORS” BEGINNING ON PAGE 2 OF THIS PROSPECTUS.  IN ADDITION, YOU SHOULD CONSIDER THE RISK FACTORS DESCRIBED IN THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR ANY APPLICABLE PROSPECTUS SUPPLEMENT BEFORE YOU MAKE AN INVESTMENT IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is October 18, 2023.

No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus, or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

You should not assume that the information contained in this prospectus is accurate as of any date other than the date listed on the bottom of the front cover of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

PROSPECTUS SUMMARY

THE PROCTER & GAMBLE LIMITED SHARE INVESTMENT SCHEME
The Procter & Gamble Limited Share Investment Scheme (“Plan”) is a direct stock purchase plan designed to encourage long-term investment in The Procter & Gamble Company (“the Company” or “P&G”) common stock (“Common Stock”) by providing eligible employees with a convenient and economical method to purchase Company shares and to reinvest cash dividends toward the purchase of additional shares.  If you are a member of another UK investment plan (e.g., the 1-4-1 Plan) and are already contributing the maximum amount allowed, or if you simply have a lump sum that you want to invest in the Company, this is the Plan to use.  It is a means for you to invest in the potential long-term growth and success of the Company.

The Plan is voluntary and is designed to allow eligible employees to invest in the Company at lower administration costs than through normal open market channels.

Unlike the 1-4-1 Plan, the Plan offers no tax advantage.  The Company pays the broker’s fees for buying the shares, but not for selling them and is not liable for any tax or other charges levied on a member arising from the operation of the Plan.

All U.K. employees of the Company and its subsidiaries are eligible to participate in the Plan.  This includes those on unpaid leave of absence, temporary assignment overseas and employees of P&G or any of its subsidiaries on assignment in the UK.  P&G UK retirees are also eligible to hold shares and reinvest dividends.

It is recommended that this prospectus be retained for future reference.
THE COMPANY

The Procter & Gamble Company is focused on providing branded products of superior quality and value to improve the lives of the world’s consumers, now and for generations to come. The Company was incorporated in Ohio in 1905, having first been established as a New Jersey corporation in 1890, and was built from a business founded in Cincinnati in 1837 by William Procter and James Gamble. Today, our products are sold in approximately 180 countries and territories. Our principal executive offices are located at One Procter & Gamble Plaza, Cincinnati, Ohio 45202, and our telephone number is (513) 983-1100.

Following is a listing you may use to contact the Plan Administrator:

Written Inquiries:       The Procter & Gamble Limited Share Investment Scheme Administrator
Link Group
Central Square
29 Wellington Street
Leeds
LS1 4DL

Telephone Inquiries:    0371 664 8352
Email Inquiries:                             p&g@linkgroup.co.uk

RISK FACTORS

Our business is subject to significant risks. You should carefully consider the risks and uncertainties described in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein, including the risks and uncertainties described in our consolidated financial statements and the notes to those financial statements and the risks and uncertainties described in our Annual Report on Form 10-K for the year ended June 30, 2023, and in any subsequent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K under Item 1A, “Risk Factors” as well as in any subsequent periodic or current reports filed with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that include “Risk Factors,” or that discuss risks to us, which are incorporated by reference in this prospectus or any applicable prospectus supplement. Before making an investment decision, you should carefully consider these risks, as well as any other information that we include or incorporate by reference in this prospectus or any applicable prospectus supplement. If any of the risks and uncertainties described in this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein or therein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of our Common Stock to decline, perhaps significantly, and you may lose part or all of your investment.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference in this prospectus, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, except to the extent required by law.
Risks and uncertainties to which our forward-looking statements are subject include, without limitation: (1) the ability to successfully manage global financial risks, including foreign currency fluctuations, currency exchange or pricing controls and localized volatility; (2) the ability to successfully manage local, regional or global economic volatility, including reduced market growth rates, and to generate sufficient income and cash flow to allow the Company to effect the expected share repurchases and dividend payments; (3) the ability to manage disruptions in credit markets or to our banking partners or changes to our credit rating; (4) the ability to maintain key manufacturing and supply arrangements (including execution of supply chain optimizations and sole supplier and sole manufacturing plant arrangements) and to manage disruption of business due to various factors, including ones outside of our control, such as natural disasters, acts of war (including the Russia-Ukraine War) or terrorism or disease outbreaks; (5) the ability to successfully manage cost fluctuations and pressures, including prices of commodities and raw materials and costs of labor, transportation, energy, pension and healthcare; (6) the ability to stay on the leading edge of innovation, obtain necessary intellectual property protections and successfully respond to changing consumer habits, evolving digital marketing and selling platform requirements and technological advances attained by, and patents granted to, competitors; (7) the ability to compete with our local and global competitors in new and existing sales channels, including by successfully responding to competitive factors such as prices, promotional incentives and trade terms for products; (8) the ability to manage and maintain key customer relationships; (9) the ability to protect our reputation and brand equity by successfully managing real or perceived issues, including concerns about safety, quality, ingredients, efficacy, packaging content, supply chain practices or similar matters that may arise; (10) the ability to successfully manage the financial, legal, reputational and operational risk associated with third-party relationships, such as our suppliers, contract manufacturers, distributors, contractors and external business partners; (11) the ability to rely on and maintain key company and third-party information and operational technology systems, networks and services and maintain the security and functionality of such systems, networks and services and the data contained therein; (12) the ability to successfully manage uncertainties related to changing political and geopolitical conditions and potential implications such as exchange rate fluctuations and market contraction;

(13) the ability to successfully manage current and expanding regulatory and legal requirements and matters (including, without limitation, those laws and regulations involving product liability, product and packaging composition, intellectual property, labor and employment, antitrust, privacy and data protection, tax, the environment, due diligence, risk oversight, accounting and financial reporting) and to resolve new and pending matters within current estimates; (14) the ability to manage changes in applicable tax laws and regulations; (15) the ability to successfully manage our ongoing acquisition, divestiture and joint venture activities, in each case to achieve the Company’s overall business strategy and financial objectives, without impacting the delivery of base business objectives; (16) the ability to successfully achieve productivity improvements and cost savings and manage ongoing organizational changes while successfully identifying, developing and retaining key employees, including in key growth markets where the availability of skilled or experienced employees may be limited; (17) the ability to successfully manage the demand, supply and operational challenges, as well as governmental responses or mandates, associated with a disease outbreak, including epidemics, pandemics or similar widespread public health concerns; (18) the ability to manage the uncertainties, sanctions and economic effects from the war between Russia and Ukraine; and (19) the ability to successfully achieve our ambition of reducing our greenhouse gas emissions and delivering progress towards our environmental sustainability priorities.
For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to our most recent Form 10-K, Form 10-Q and Form 8-K reports incorporated by reference herein.

USE OF PROCEEDS
Purchases of Common Stock under the Plan will be made in the open market or from Plan participants wishing to sell their shares, and the Company will not receive any proceeds under the Plan.

DETERMINATION OF OFFERING PRICE

The Plan Trustee will purchase shares on the open market or for an open market price the beneficial interest held in shares by Plan participants wishing to sell their shares (See section below entitled “Selling Shares”).  All shares are purchased in a single transaction on or around the fifth working day in each calendar month.  Purchases are not possible at any other time.  The cost of shares of the Company’s Common Stock acquired under the Plan is the average price of all shares purchased for each purchase period.
PLAN OF DISTRIBUTION
TERMS AND CONDITIONS OF THE PROCTER & GAMBLE LIMITED SHARE INVESTMENT SCHEME

The following is a description of the Plan:

Who Can Join

All UK employees of the Company and its subsidiaries are eligible to participate in the Plan.  This includes those on unpaid leave of absence, temporary assignment overseas, and employees of P&G or any of its subsidiaries on assignment in the UK.  P&G UK retirees are also eligible to hold shares and reinvest dividends.

Who Is The Trustee

The Trustee is Link Market Services Trustees Limited.  The Company Share Plan Manager is an appropriately experienced employee of the Company.  Link Group is appointed to carry out administration and investment duties on behalf of the Trustee under the Plan.

How Contributions Are Made

Contributions must be made via payroll deduction to the Trustee of the Plan, unless the shareholder is on an unpaid leave of absence, where a standing order must be set up with their bank to make contributions directly to Link Group.  The minimum contribution is £10.00, but there is no maximum limit.

Members of the Plan may change the amount of their ongoing contributions at any time by amending their contribution value via My Benefits on the P&G intranet before the next payroll cut-off date or, if applicable, by amending their standing order with their bank.

 CONTRIBUTIONS CANNOT BE MADE ON BEHALF OF ANOTHER PERSON.

When Shares Are Purchased

This is a separate Plan from the 1-4-1 Plan but shares for the Plan are normally purchased at the same time and for the same price that shares are bought for the 1-4-1 Plan each month.  Purchases are not possible at any time other than the usual monthly date.  Contributions paid via payroll deductions and standing order will be used to purchase shares the following month.

Contributions are held by the Trustee prior to purchase.  The Trustee will allocate to each member the largest whole number of shares which can be covered by contributions.  If the Trustee receives contributions which exceed the amount needed to buy a whole number of shares, the remaining money will be credited to the individual and held for share purchase at a later date.

You need to take account of the latest price of P&G shares when deciding how much to contribute.  If, for example, you decide to invest £10 a month, it may be a number of months before the Trustee receives sufficient funds from you to purchase a single share on your behalf. No interest will be paid on any contributions held in the Plan before or after share purchase.

Contact With The Trustee

The Trustee of the Plan will handle all contact with investors.  Full details of the Share Investment Scheme shareholding and any residual cash can be found on the Link Share Portal: www.mypgshareportal.com  The Trustee will account to members for any money arising from the sale or transfer of shares or rights.

 During the time that shares are held on your behalf, the Trustee will pay out dividends on allocated shares as soon as is practicable.  They will issue tax vouchers on dividends paid on shares held.

You can instruct the Trustee to reinvest dividends from this Plan (and the Matched Savings Share Purchase Plan (“MSSPP”), if you are a member the MSSPP and the MSSPP is still an active plan) as a means of buying more shares. Reinvestment of dividends is not subject to a minimum contribution.  However, unless you are making regular contributions to the Plan anyway, you need to consider the likely level of dividends you will receive on your shares and the likely length of time your accumulated dividends might have to remain un-invested in view of the likely share price level, before deciding on dividend reinvestment.

Selling Shares

Shares purchased will be held by the Trustee of the Plan, in their name, until written instructions are received for sale.  You can submit written instructions to the Trustee to sell your shares in this Plan at any time.  The Trustee, rather than sell your shares on the open market, will normally buy your shares from you at the next time they buy or would buy shares on the open market for other members.  They will pay the same price for shares bought from members as they paid, or would have paid, for shares bought on the open market at the same time.  For sale at this normal monthly sale/purchase time, you may be required to pay a small flat rate charge.

If the Trustee receives explicit written instructions from a member to sell shares immediately rather than wait for the next normal monthly sale/purchase date, you will pay the greater of the flat rate charge or the brokers’ fees for an open market sale of shares.  Members will be notified if an open market sale is not possible.

If preferred, you can instruct the Trustee at any time to transfer your shares out of the Plan to you rather than to sell them for you.

Retirees

If you are a member of the MSSPP when you retire or when the MSSPP is closed, you may transfer the shares you hold in that plan to this Plan.  The shares will then be held for you by the Trustee until they receive written instructions to sell or transfer them.  This means you will be able to continue holding the shares rather than selling them and will therefore have a continuing interest in, and connection with, the Company.

If You Leave The Company

Unless you are a retiree, any member who ceases to be employed by the Company or its subsidiaries, for whatever reason, must remove their shares from the Plan. Link Group will write to you with your options for sale or transfer and you must respond within 21 days of the date of their letter. If no such instruction is received, the Trustee will sell the shares and send the proceeds to the member’s bank account details held on record.

If You Die

If you die, the Trustee will transfer or sell all the shares and any residual contributions they were holding for you to your estate on production of a valid grant of probate or letters of administration.

QUESTIONS & ANSWERS

Q.1	Why is this Plan available?
A.
It is a natural extension of the 1-4-1 Plan (and its predecessor, the Matched Savings Share Purchase Plan).  If employees want to buy more P&G shares, this Plan helps them do this.  Additionally, similar plans exist in some places elsewhere in P&G.

Q.2	Where will I find the price of a P&G share?
A.	It is quoted daily in the Financial Times. It appears on the P&G Intranet Home Page and can be found in the Link Share Portal: www.mypgshareportal.com.

Q.3	What do I have to do if I leave the Company?
A.
Except for termination on death or retirement, then you must instruct the Trustee to sell or transfer any shares held within 21 days of receiving the letter sent to you by Link Group following your termination.  If you do not do this, the Trustee will sell the shares.On death, the shares will be held until instructions are received from the Executor or administrator of the estate. On retirement, you can remain in the Plan.

Q.4	If I die after retirement, can my spouse continue in the Plan?
A.	No.

Q.5	Does the Plan apply to non-harmonised employees?
A.	No.

Q.6	Why is there a minimum contribution?
A.
The administrative cost of the Plan, which is borne by the Company, increases as the number of transactions goes up.  Having a minimum contribution means that the Company’s support for the purchase of shares is kept at a reasonable level if it requires a number of contributions to purchase one share.

Q.7	Is there a minimum/maximum number of shares that can be sold at any one time?
A.
No - but if you want the shares sold immediately, it may not be possible for the Trustee to sell a small number of shares on the open market.  Small numbers of shares can be bought by the Trustee from members on the one day each month when they are buying shares in the open market for other members.

Q.8	Can I instruct the Trustee to buy a specific number of shares?
A.	No. They will buy as many whole shares as can be purchased by your contributions.

Q.9	If I have questions about the Plan, or about my shares, whom do I contact?
A.
Your manager should be able to answer questions about how the Plan works.  Specific questions about your own shares or account should be referred directly to the Plan Administrator.  You can also access your share information on-line via the Link Share Portal at www.mypgshareportal.com

Q.10	Can I get further information about the Plan?
A.	Yes. A copy of the formal trust deed and rules is available from your HR contact.

Q.11	Do I have to continue making payments to the Plan once I have joined?
A.	No - you can stop at any time.

Q.12	Will I have to pay tax when I sell the shares?
A.
If you sell any of your shares, you may become liable to pay Capital Gains Tax.  Generally, this is calculated on the difference between the sale price of the shares (less selling costs) and their acquisition cost.  For the 2023/24 tax year, capital gains up to £6,000 (in total for all gains on all investments for any person) are not taxed.

Above this figure, tax is payable at the prevailing Capital Gains tax rate.  The timing of any sale of Plan shares in relation to other share acquisitions or sales you make may affect the calculation of your capital gains.  You are therefore advised to obtain independent financial advice before selling your shares.  The sale of any of your shares may have to be reported on your annual income tax return.

Q.13	How long do the shares need to be kept?
A.	Shares in the Plan can be sold at any time.

Q.14	Are there any tax advantages of using this Plan?
A.	No. Unlike the 1-4-1 Plan, no Company contributions are paid direct to the Trustee on your behalf, the Plan does not have to be approved by HM Revenue & Customs, and no tax advantage arises.

Q.15	What is the role of the Plan Administrator?
A.
The Plan Administrator does everything except interpret the rules of the Plan.  If you have any questions about your investment, or the purchase and sale of shares, then you should contact the Plan Administrator.  This information is also available on-line via the Link Share Portal at www.mypgshareportal.com.  However, if you want to know about the rules or the structure of the Plan, talk to your manager.

Q.16	Do I need to tell the Plan Administrator of any change of address?
A.	Yes, you need to tell Link Group directly, by updating your details on the Link Share Portal: www.mypgshareportal.com. Changing P&G records will not change the data held by Link Group.

THE DIVIDEND POLICY OF THE COMPANY IS NOT AFFECTED BY THIS PLAN AND WILL CONTINUE TO DEPEND ON EARNINGS, FINANCIAL REQUIREMENTS AND OTHER FACTORS.

THE COMPANY CANNOT ASSURE YOU OF A PROFIT OR PROTECT YOU AGAINST A LOSS ON SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN.

DESCRIPTION OF PROCTER & GAMBLE CAPITAL STOCK

The Company's Amended Articles of Incorporation authorize the issuance of 10,000,000,000 shares of Common Stock, 600,000,000 shares of Class A Preferred Stock and 200,000,000 shares of Class B Preferred Stock, all of which are without par value ("Common Stock," "Class A Preferred Stock," and "Class B Preferred Stock," respectively). There are no shares of Class B Preferred Stock currently outstanding.

The holders of Common Stock and Class A Preferred Stock are entitled to one vote per share on each matter submitted to a vote of shareholders. The holders of Class B Preferred Stock, if any, are not entitled to vote other than as provided by law. The Company's Board of Directors (the "Board") is not classified and each member is elected annually. The Company’s Amended Articles of Incorporation provide for directors in uncontested director elections to be elected by a simple majority vote. Additionally, to the extent that Ohio law would otherwise impose a supermajority vote requirement on actions to be taken at meetings of the Company’s shareholders, the Company’s Amended Articles of Incorporation require only a vote of a majority of the Company’s outstanding capital stock that is entitled to vote on such matters.

The holders of Class A Preferred Stock and, if issued, Class B Preferred Stock have the right to receive dividends prior to the payment of dividends on the Common Stock. The Board has the power to determine certain terms relative to any Class A Preferred Stock and Class B Preferred Stock to be issued, such as the power to establish different series and to set dividend rates, the dates of payment of dividends, the cumulative dividend rights and dates, redemption rights and prices, sinking fund requirements, restrictions on the issuance of such shares or any series thereof, liquidation price and conversion rights. Also, the Board may fix such other express terms as may be permitted or required by law. In the event of any liquidation or dissolution, the holders of the Common Stock are entitled to receive as a class, pro rata, the residue of the assets after payment of the liquidation price to the holders of Class A Preferred Stock and, if issued, Class B Preferred Stock.

The Board has determined the terms of shares of Class A Preferred Stock issued as Series A ESOP Convertible Class A Preferred Stock, which can only be held by a trustee or trustees of an employee stock ownership plan or other benefit plan of the Company. Upon transfer of Series A ESOP Convertible Class A Preferred Stock to any other person, such transferred shares shall be automatically converted into shares of Common Stock. Each share of Series A ESOP Convertible Class A Preferred Stock has a cumulative dividend of $.5036075 per year and a liquidation price of $6.82 per share (as adjusted for the stock splits on October 20, 1989, May 15, 1992, August 22, 1997 and May 21, 2004, and the Smucker transaction effective June 1, 2002), is redeemable by the Company or the holder without regard to any arrearage in the payment of dividends, is convertible at the option of the holder into one share of Common Stock and has certain anti-dilution protections associated with the conversion rights. Appropriate adjustments to dividends and liquidation price will be made to give effect to any future stock splits, stock dividends or similar changes to the Series A ESOP Convertible Class A Preferred Stock.

The Board has also determined the terms of shares of Class A Preferred Stock issued as Series B ESOP Convertible Class A Preferred Stock. Each share of Series B ESOP Convertible Class A Preferred Stock has a cumulative dividend of $1.022 per year and a liquidation price of $12.96 per share (as adjusted for the stock splits on August 22, 1997 and May 21, 2004, and the Smucker transaction effective June 1, 2002), is redeemable by the Company or the holder under certain circumstances, is convertible at the option of the holder into one share of Common Stock and has certain anti-dilution protections associated with the conversion rights. Appropriate adjustments to dividends and liquidation price will be made to give effect to any future stock splits, stock dividends or similar changes to the Series B ESOP Convertible Class A Preferred Stock.

All of the issued shares of Common Stock of the Company are fully paid and non-assessable. Common Stock does not have any conversion rights and is not subject to any redemption provisions. No holder of shares of any class of the Company’s capital stock has or shall have any right, pre-emptive or other, to subscribe for or to purchase from the Company any of the shares of any class of the Company hereafter issued or sold. No shares of any class of the Company’s capital stock are subject to any sinking fund provisions or to calls, assessments by, or liabilities of the Company.

INTERESTS OF NAMED COUNSEL
The legality of the shares of Common Stock offered hereby has been passed upon for the Company by Ms. Jennifer Henkel, Director and Assistant General Counsel, The Procter & Gamble Company.  Ms. Henkel is an owner of Common Stock of the Company and may be a participant in the Plan.

EXPERTS
The financial statements, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended June 30, 2023 and the effectiveness of the Company’s internal control over financial reporting as of June 30, 2023 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this document the information which Procter & Gamble filed with the SEC. This means that we can disclose important information by referring you to those documents. Any information referred to in this way is considered part of this prospectus from the date we file that document.  The information incorporated by reference is an important part of this prospectus and information that Procter & Gamble files later with the SEC will automatically update and supersede this information. The following documents filed by the Company (File No. 1-434) with the SEC pursuant to the Exchange Act are incorporated herein by reference:

•
The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023 (including the portions of the Company’s Proxy Statement on Schedule 14A filed on August 25, 2023 that are incorporated by reference therein);

•	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023; and
•	The Company’s Current Report on Form 8-K filed on October 13, 2023.

All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement and prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, but excluding any information furnished to, rather than filed with, the SEC, shall be incorporated by reference herein and shall be deemed to be a part of this prospectus from the dates of filing of such reports and documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement and prospectus to the extent that a statement contained in any subsequent prospectus or prospectus supplement hereunder or in any document subsequently filed with the Commission which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement or prospectus. All documents incorporated by reference into the Form S-3 of which this prospectus is a part are also incorporated by reference, unless the information therein is superseded by a later filing.

WHERE YOU CAN FIND MORE INFORMATION
The Company will provide without charge to each person to whom a copy of this prospectus is delivered, upon the oral or written request of such person, a copy of any or all of the documents which are incorporated by reference in this prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to the Shareholder Services Department, The Procter & Gamble Company, P.O. Box 5572, Cincinnati, Ohio 45201-5572, telephone: (651) 450-4064.
The Company files annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any document the Company has filed or will file with the SEC from the SEC’s public website at www.sec.gov.
You may also get a copy of these reports from our website at www.pg.com. Please note, however, that we have not incorporated any other information by reference from our website, other than the documents listed above.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

PART II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following is a statement of the expenses (all of which are estimated) to be incurred by the Registrant in connection with the distribution of the securities registered under this registration statement:

Amount to be paid
SEC registration fee	$ 2,107.73
Accounting fees and expenses	$8,000.00
Total	$10,107.73

Item 15. Indemnification of Directors and Officers
Set forth below is a description of certain provisions of the Ohio Revised Code (“ORC”) and the Company’s Regulations, as such provisions relate to the indemnification of the directors and officers of the registrant.  This description is intended only as a summary and is qualified in its entirety by reference to the ORC and the Company’s Regulations.
Section 1701 of the ORC provides that a corporation must indemnify its directors, officers, employees, and agents against expenses reasonably incurred in connection with a successful defense (on the merits or otherwise) of any action, suit, or proceeding.
A corporation may indemnify its directors, officers, employees, and agents against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, in connection with actions, suits, or proceedings (except for derivative actions by or in the right of the corporation), whether civil, criminal, administrative, or investigative.  The corporation may indemnify such persons if the individual has acted in good faith and in a manner that the individual believed to be in the best interests of the corporation and, with respect to a criminal action, had no reasonable cause to believe their conduct was unlawful. The determination as to whether this standard of conduct has been met must be made by the court, a majority of the disinterested directors, by independent legal counsel, or by the shareholders.
A similar standard applies in the case of derivative actions, except that indemnification may only extend to expenses, including attorney’s fees, incurred in connection the defense or settlement of such action. If the person seeking indemnification has been found liable to the corporation in such an action, the court must approve the indemnification.
As permitted by the ORC, Article V of the Company’s Regulations require the Company to indemnify, to the fullest extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she (a) is or was a Director, officer or employee of the Company or its subsidiaries, (b) is or was serving at the request of the Company or its subsidiaries as a director, trustee, officer, partner, managing member or position of similar capacity, or employee of a Company subsidiary or another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or other enterprise (whether domestic or foreign, nonprofit or for profit), or (c) is or was providing to third party organizations volunteer services that were duly authorized in accordance with the Company’s process for approval of such activities, against all liabilities and expenses actually and reasonably incurred by or imposed on him or her in connection with, or arising out of, any such claim, action, suit or proceeding.  This indemnity will be provided unless the person (a) failed to act in good faith, in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company and its subsidiaries, (b) acted or failed to act, in either case, with deliberate intent to cause injury to the Company and its subsidiaries or with reckless disregard for the best interests of the Company or its subsidiaries, or (c) knowingly engaged in criminal activity.
The Company’s Directors, officers and certain other key employees of the Company are insured by directors and officers liability insurance policies.  The Company pays the premiums for this insurance.

Item 16.	Exhibits
Exhibit No.	Description

(3-1)*
Amended Articles of Incorporation (as amended by shareholders at the annual meeting October 11, 2011 and consolidated by the Board of Directors on April 8, 2016) (Incorporated by reference to Exhibit (3-1) of the Company's Annual Report on Form 10-K for the year ended June 30, 2016).

(3-2)*
Regulations (as approved by the Board of Directors on December 13, 2022, pursuant to authority granted by shareholders at the annual meeting on October 13, 2009) (Incorporated by reference to Exhibit (3-2) of the Company's Current Report on Form 8-K filed December 13, 2022).

(5)	Opinion of Jennifer Henkel, Director and Assistant General Counsel of the Company, as to the legality of the Securities being registered.
(23)(a)	Consent of Deloitte & Touche LLP.
(23)(b)	Consent of Jennifer Henkel, which is contained in her opinion filed as Exhibit (5).
(24)	Power of Attorney.
(107)	Filing Fee Table.

*Incorporated by reference to previously filed document.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:
(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a  20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)        That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of The Procter & Gamble Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, The Procter & Gamble Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on the 18th day of October, 2023.
THE PROCTER & GAMBLE COMPANY

By:       /s/ Andre Schulten
Name:  Andre Schulten
Title:    Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 18, 2023.
Signature	Title

*	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)
Jon R. Moeller

*	Chief Financial Officer (Principal Financial Officer)
Andre Schulten
*	Senior Vice President - Chief Accounting Officer (Principal Accounting Officer)
Matthew W. Janzaruk

*	Director
B. Marc Allen

*	Director
Brett Biggs

*	Director
Sheila Bonini

*	Director
Angela F. Braly

*	Director
Amy L. Chang

*	Director
Joseph Jimenez

*	Director
Christopher J. Kempczinski

*	Director
Debra L. Lee

*	Director
Terry J. Lundegren

*	Director
Christine M. McCarthy

*	Director
Robert J. Portman

*	Director
Rajesh Subramaniam

*	Director
Patricia A. Woertz

*By:    ____/s/ Susan Street Whaley__________________
 Susan Street Whaley as Attorney-in-Fact